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                                 Exhibit (1)(i)

                     STATE STREET RESEARCH FINANCIAL TRUST

                               Amendment No. 10

                                      to

              First Amended and Restated Master Trust Agreement

                          INSTRUMENT OF AMENDMENT

     Pursuant to Article VII, Section 7.3 and Article IV, Sections 4.1 and
4.2 of the First Amended and Restated Master Trust Agreement (the "Master Trust Agreement") of State Street Research Financial Trust (the "Trust") dated June 1, 1993, as heretofore amended, the following action is taken:

     The first sentence of the first paragraph of Section 4.2 of Article IV of the Master Trust Agreement is hereby amended to read as follows:

           "Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate six Sub-Trusts: State Street Research Government Income Fund; State Street Research Strategic Portfolios: Aggressive; State Street Research Strategic Income Plus Fund; State Street Research International Equity Fund; State Street Research Health Sciences Fund; and State Street Research Concentrated Growth Fund."

     This Amendment shall operate to abolish the establishment and designation of State Street Research IntelliQuant Portfolios: Small-Cap Value as a Sub-Trust and shall be effective as of April 10, 2001.

     IN WITNESS WHEREOF, the undersigned Trustees of the Trust hereby adopt the foregoing on behalf of the Trust.


/s/ Bruce R. Bond                                  /s/ Susan M. Phillips
--------------------------                         ----------------------------
Bruce R. Bond                                      Susan M. Phillips

/s/ Steve A. Garban                                /s/ Toby Rosenblatt
--------------------------                         ----------------------------
Steve A. Garban                                    Toby Rosenblatt

/s/ Dean O. Morton                                 /s/ Michael S. Scott Morton
--------------------------                         ----------------------------
Dean O. Morton                                     Michael S. Scott Morton

Dated as of: April 10, 2001